UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☐           Preliminary Proxy Statement
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☐           Definitive Proxy Statement
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SAFECO CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Liberty Mutual Contact:	Media John Cusolito
617-574-5512 (Office)
617-877-6991 (Cell)
Safeco Contacts:	Media Paul Hollie
206-473-5745 (Office)
206-399-8532 (Cell) Investors Neal Fuller 206-473-5020 (Office)

Date:                                       June 3, 2008

Liberty Mutual and Safeco Announce Expiration of HSR Waiting Period

Boston, Mass. & Seattle, Wash. – Liberty Mutual Group (“Liberty Mutual”) and Safeco Corporation (NYSE:SAF) (“Safeco”) today announced that the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 for Liberty Mutual’s proposed acquisition of Safeco has expired. The expiration of the waiting period satisfies a condition to the closing of the proposed acquisition.

As previously announced on April 23, 2008, Liberty Mutual and Safeco have entered into a definitive agreement pursuant to which Liberty Mutual will acquire all outstanding shares of common stock of Safeco for $68.25 per share in cash.  The transaction is expected to close by the end of the third quarter of 2008.

About Liberty Mutual Group

Boston-based Liberty Mutual Group is a diversified global insurer and sixth largest property and casualty insurer in the U.S. based on 2007 direct written premium.  The Liberty Mutual Group also ranks 94th on the Fortune 500 list of largest corporations in the U.S. based on 2007 revenue.  As of December 31, 2007, Liberty Mutual Group had $94.742 billion in consolidated assets, $82.376 billion in consolidated liabilities and $25.961 billion in annual consolidated revenue.

Liberty Mutual Group, through its subsidiaries and affiliated companies, offers a wide range of insurance products and services, including personal automobile, homeowners, commercial multiple peril, commercial automobile, general liability, surety, workers compensation, global specialty, group disability, assumed reinsurance and fire.

Liberty Mutual Group (www.libertymutualgroup.com) employs over 41,000 people in more than 900 offices throughout the world.

About Safeco Corporation

Safeco provides insurance for individuals and for small- and mid-sized businesses.  Safeco offers a wide array of property and casualty insurance products, including personal auto and home as well as coverage for small- and mid-sized businesses, and surety bonds.  Safeco sells its products through a national network of agents and brokers.

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FORWARD LOOKING STATEMENTS

This communication, and other statements that Safeco and Liberty Mutual may make, including statements about the benefits of Liberty Mutual's proposed acquisition of Safeco (the "Acquisition"), may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to Safeco's and Liberty Mutual's anticipated financial performance, business prospects and plans, and similar matters.  Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning.

Safeco and Liberty Mutual caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and Safeco and Liberty Mutual assume no duty to and do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. Readers are cautioned not to place undue reliance on these forward-looking statements. In addition to factors previously disclosed in Safeco's documents filed with or furnished to the Securities and Exchange Commission (the "SEC") and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; the approval of publicly filed rate adjustments; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of Safeco's investment portfolio; the impact of increased competition; the impact of capital improvement projects; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to Safeco, Liberty Mutual and their business and operations; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and Safeco, Liberty Mutual and their business and operations; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the shareholders of Safeco may not approve the Acquisition at the annual meeting of Safeco shareholders; Liberty Mutual and Safeco may be unable to obtain governmental and regulatory approvals required for the Acquisition, or required governmental and regulatory approvals may delay the Acquisition or result in the imposition of conditions that could cause the parties to abandon the Acquisition; Liberty Mutual and Safeco may be unable to complete the Acquisition because, among other reasons, conditions to the closing of the Acquisition may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against Safeco, Liberty Mutual and others following the announcement of the Acquisition cannot be predicted.

Safeco's Annual Report on Form 10-K and Safeco's subsequent reports filed with the SEC, accessible on the SEC's website at http://www.sec.gov and on Safeco's website at http://www.safeco.com, discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.  The information contained on Safeco's website is not a part of this communication.  For a further discussion of these and other risks and uncertainties affecting Liberty Mutual, see Liberty Mutual’s website at www.libertymutual.com/investors.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Acquisition, on May 23, 2008, Safeco filed preliminary materials with the SEC, including a preliminary proxy statement on Schedule 14A.  These materials are not yet final and will be amended.  INVESTORS AND SECURITY HOLDERS OF SAFECO ARE URGED TO READ THESE MATERIALS AND THE DEFINITIVE VERSIONS THEREOF WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT SAFECO, LIBERTY MUTUAL AND THE ACQUISITION.  The preliminary materials filed on May 23, 2008, the definitive versions of these materials (when they become available) and other relevant materials (when they become available), and any other documents filed by Safeco with the SEC, are publicly available and may be obtained free of charge at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: Safeco Corporation, Safeco Plaza, 1001 4th Avenue, Seattle, Washington 98185, Attention:  Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Safeco and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Safeco in connection with the Acquisition.  Information about the executive officers and directors of Safeco and their ownership of Safeco common stock is set forth in the preliminary proxy statement filed by Safeco on May 23, 2008.